Calculation of Filing Fee Tables
F-1
Gravity AI
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Ordinary Shares, par value $0.0000078125 per share	457(o)			$ 11,500,000.00	0.0001381	$ 1,588.15
Fees to be Paid	2	Equity	Underwriter's Warrants	Other				0.0001381	$ 0.00
Fees to be Paid	3	Equity	Ordinary Shares underlying Underwriter's Warrants	457(o)			$ 552,000.00	0.0001381	$ 76.23
Fees Previously Paid	4	Equity	Ordinary Shares, par value $0.0000078125 per share	457(o)			$ 17,250,000.00		$ 2,382.23
Fees Previously Paid	5	Equity	Representative Warrants	Other					$ 0.00
Fees Previously Paid	6	Equity	Ordinary Shares underlying Representative Warrants	457(o)			$ 828,000.00		$ 114.35
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 30,130,000.00		$ 4,160.96
			Total Fees Previously Paid:						$ 2,496.58
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 1,664.38
Offering Note
[1]	Estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rules 457(o) under the Securities Act of 1933, as amended (the "Securities Act") based on the estimate of the proposed maximum aggregate offering price. Includes the shares that the underwriters have the option to purchase to cover over-allotments, if any.

[2]	No separate registration fee required pursuant to Rule 457(g) under the Securities Act.

[3]	Estimated for the purpose of calculating the amount of the registration fee in accordance with Rules 457(o) under the Securities Act. The proposed maximum offering price of the Ordinary Shares issuable upon exercise of warrants to purchase Ordinary Shares issuable to the representative of the several underwriters is $1,380,000, which is equal to 120% of $1,150,000 (which is 4.0% of the proposed maximum aggregate offering price of $28,750,000).

[4]	Estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rules 457(o) under the Securities Act of 1933, as amended (the "Securities Act") based on the estimate of the proposed maximum aggregate offering price. Includes the shares that the underwriters have the option to purchase to cover over-allotments, if any.

[5]	No separate registration fee required pursuant to Rule 457(g) under the Securities Act.

[6]	Estimated for the purpose of calculating the amount of the registration fee in accordance with Rules 457(o) under the Securities Act. The proposed maximum offering price of the Ordinary Shares issuable upon exercise of warrants to purchase Ordinary Shares issuable to the representative of the several underwriters is $1,380,000, which is equal to 120% of $1,150,000 (which is 4.0% of the proposed maximum aggregate offering price of $28,750,000).

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date